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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF KINROSS



112674 Ontario Ltd. (50%) (Canada)
Blanket Mine (1983)(Private) Limited (Zimbabwe)
Cayman Newinco Inc. (Cayman)
Cayman Participacoes Inc. (Cayman)
Compania Mantos de Oro (50%) (Chile)
Compania Minera Kinam Guanaco (90%)(Chile)
Compania Minera Mariguna (50%)(Chile)
Corp Air Inc. (Canada)
Echo Bay Barbados Ltd. (Barbados)
Echo Bay Brazil B.V. (Netherlands)
Echo Bay Ecuador B.V. (Netherlands)
Echo Bay Ecuador S.A. (Ecuador)
Echo Bay Exploration Inc. (USA)
Echo Bay Finance Corporation (USA)
Echo Bay Inc. (USA)
Echo Bay International B.V. (Netherlands)
Echo Bay Mexico B.V. (Netherlands)
Echo Bay Management Corporation (USA)
Echo Bay Mines Ltd. (Canada)
Echo Bay Minerals Company (USA)
Echo Bay Resources Inc. (USA)
E-Crete Products Inc.  (93%)(Canada)
E-Crete, LLC (88.23%)(Arizona)
Electrum Resources Corp. (Alaska)
Enviro-Crete Products, Inc. (Nevada)
Fairbanks Gold Mining Inc. (Delaware)
Guanaco Holdings Inc. (Delaware)
Guanaco Mining Company Inc. (Delaware)
Haile Mining Company Inc. (Delaware)
International Gold Mining (Cayman)
Inversiones 871010 (90%)(Venezuela)
Kinam (B.C.) Ltd. (Canada)
Kinam Chile Credit Corp., Inc. (Delaware)
Kinam Exploration Inc. (Delaware)
Kinam Exploration Canada Ltd. (Canada)
Kinam Gold Inc. (Nevada)
Kinam Magadan Gold Corporation (Delaware)
Kinam Refugio Inc. (Delaware)
Kinross Americas (Cayman) Holdings Inc. (Canada)
Kinross Americas (Cayman) Holdings Inc. (Canada)
Kinross Americas (Cayman) Inc. (Cayman)
Kinross Cayman Inc. (Cayman Islands)
Kinross Copper Corporation  (Nevada)
Kinross DeLamar Mining Company (Nevada)
Kinross Gold Australia Pty. Ltd. (Australia)
Kinross Gold  (U.S.A.), Inc. (Nevada)
Kinross Goldbanks Mining Company (Nevada)
Kinross Holdings Zimbabwe (Private) Limited (Zimbabwe)
Kinross Kamchatka Gold Company (Nevada)
Kinross Minera Chile Ltda. (Kinross Mining Services Ltd. (Zimbabwe) Kinross Offshore Services Company (Nevada)
Lassen Gold Mining Company Inc. (Delaware)
Luning Gold Inc. (Nevada)
Macaines Mining Properties Ltd. (Cayman)
Macedonian Copper Mines S.A. (Greece)
Marwood International Ltd. (Bahamas)
Melba Creek Mining Inc (Alaska)
Miicre Mining Investments Ltd. (Cayman)

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Mineracao Chega Tudo Ltda. (50%) (Brazil)
Minercao Serra Grande (50%) (Brazil)
Montana Participacoes Ltda. (Brazil)
Nevada Gold Mining, Inc. (Delaware)
Newinco Comercio e Participacoes Ltda. (Brazil)
Omolon Gold Mining Inc.(54.7%) (Russia)
Round Mountain Gold Corporation (USA)
Sunnyside Gold Corporation (USA)
TVX (Barbados) Inc. (Barbados)
TVX (Canada) Inc. (Canada)
TVX Cayman Inc. (Cayman)
TVX (Cyprus) Ltd. (Cyprus)
TVX (Cyprus) Holdings Ltd. (Cyprus)
TVX Delaware Inc. (Delaware)
TVX Hellas Societe Anonyme of Mines & Gold Manufacturing A.E. (Greece) TVX Investments SA (Cayman) TVX Mineracao Ltda. (99.9%) (Brazil)
TVX Mineral Hill Inc. (Minnesota)
TVX Mining Properties Ltd. (Cayman)
TVX (Netherlands) B.V. (Netherlands)
TVX Participacoes Ltda. (56.81%) (Brazil)
TVX S.A.(Cayman)
TVX South America S.A. (Uruguay)
Volta Grande Mineracao Ltda. (Brazil)
White Pine Gold Corporation (USA)
Wind Mountain Mining Inc. (Delaware)

LEGEND FOR SUBSIDIARY LIST

       Subsidiary list contains all subsidiaries of Kinross as of November 30, 2003.

       The jurisdiction of incorporation for each corporation is indicated in parentheses following the corporate name.

       In instances where subsidiaries are not wholly owned by Kinross or one of Kinross' subsidiaries or ownership is held by multiple corporations, the applicable information and respective ownership interests have been included in parentheses following the name of the corporation.